[NEUROLOGIX GRAPHIC OMITTED]

Contact:   Marc Panoff
           Chief Financial Officer
           (201) 592-6451
           marcpanoff@neurologix.net


                  NEUROLOGIX ANNOUNCES SECOND QUARTER RESULTS

Fort Lee, New Jersey (August 14, 2006) - Neurologix, Inc. (OTCBB: NRGX), a biotech company engaged in the development of innovative gene therapies for the brain and central nervous system, announced today its financial results for the quarter and six months ended June 30, 2006.

For the quarter ended June 30, 2006, the Company reported a net loss of $1.7 million, as compared with $1.6 million for the quarter ended June 30, 2005. The Company reported net loss applicable to common stock for the quarter ended June 30, 2006, of $4.4 million, or $0.17 per diluted share, as compared with $1.7 million, or $0.06 per share, for the same period in 2005. The net loss applicable to common stock for the quarter ended June 30, 2006 includes charges of $2.8 million, or $0.10 per diluted share, related to dividends and accretion of a beneficial conversion feature in connection with the issuance of the Company's newly created Series C Preferred Stock. The Company has cash, cash equivalents and short-term investments of approximately $13.7 million at June 30, 2006.

For the six months ended June 30, 2006, the Company reported a net loss of $3.1 million, as compared with $2.5 million for the six months ended June 30, 2005. The Company reported a net loss applicable to common stock for the six months ended June 30, 2006, of $5.9 million, or $0.22 per diluted share, as compared with $2.5 million, or $0.10 per diluted share, for the same period in 2005. The net loss applicable to common stock for the six months ended June 30, 2006 includes the aforementioned charges related to the Company's Series C Preferred Stock.

In the third quarter, the Company announced the appointment of John E. Mordock, a director of the Company, as its President and Chief Executive Officer. In commenting on the Company's results and performance, Mr. Mordock said, "We are proceeding with our timetable for the development of our lead gene therapy products. Our clinical program for Parkinson's disease is progressing as expected, and we also expect to file an investigative new drug application for a Phase I trial for our second indication epilepsy treatment by the end of the year. All of the favorable outcomes we have achieved to date support this progress as we proceed through clinical trials toward commercialization."

Mr. Mordock continued, "The $12 million private placement with major institutions that occurred during the second quarter has provided us with finances to continue our progress. In addition, we have put into place an experienced management team to further support our efforts. We are moving closer to validating our founders' vision of developing effective, safe and cost effective treatments for devastating diseases such as Parkinson's disease, epilepsy and Huntington's disease. We are excited about our progress and believe that we are becoming well-positioned to realize our Company's potential."

About Neurologix
Neurologix, Inc. is a development-stage company engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease, epilepsy and Huntington's disease. Neurologix's core technology, "NLX," is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson's disease.


                                    -MORE-

NRGX Announces Second Quarter Results
Page 2
August 14, 2006



Cautionary Statement Regarding Forward-looking Statements

This news release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "promises," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

     o The Company is still in the development stage and has not generated any revenues. From inception through June 30, 2006, it incurred net losses and negative cash flows from operating activities of approximately $17.3 million and $13.2 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

     o In order to obtain the regulatory approvals necessary to commercialize its current or future product candidates, from time to time the Company will need to raise funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

     o The ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is not complete and the results will require analysis. If the trial proves unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

     o There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2005 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.



                                     -MORE-

NRGX Announces Second Quarter Results
Page 3
August 14, 2006


                                NEUROLOGIX, INC.
                         (A Development Stage Company)
                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)
           (Amounts in thousands, except share and per share amounts)

                                                                                       June 30,
                                                                                         2006
                                                                                       --------

                                     ASSETS
Current assets:
   Cash and cash equivalents                                                         $    8,746
   Investments in marketable securities held to maturity                                  4,908
   Prepaid expenses and other current assets                                                892
                                                                                     ----------
     Total current assets                                                                14,546

Equipment, less accumulated depreciation of $293                                            125
Intangible assets, less accumulated amortization of $103                                    538
Other assets                                                                                 14
                                                                                     ----------
         Total Assets                                                                $   15,223
                                                                                     ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                                             $    1,197
   Capital lease obligations                                                                  4
                                                                                     ----------
     Total liabilities                                                                    1,201

Commitments and contingencies

Stockholders' equity:
   Preferred stock; 5,000,000 shares authorized:
     Series A - Convertible, $0.10 par value; 300,000 shares designated, 645 shares issued and outstanding with an aggregate liquidation
         preference of $1 per share                                                           -
     Series B - $0.10 par value; 4,000,000 shares designated,
         no shares issued and outstanding                                                     -
     Series C - Convertible, $0.10 par value; 700,000 shares designated,
         344,657 shares issued and outstanding with an aggregate liquidation
         preference of $12,149,242                                                           34
   Common Stock:
     $0.001 par value; 60,000,000 shares authorized, 26,542,924 issued and
        outstanding at June 30, 2006                                                         27
     Additional paid-in capital                                                          33,850
     Deficit accumulated during the development stage                                   (19,889)
                                                                                     ----------
     Total stockholders' equity                                                          14,022
                                                                                     ----------
         Total Liabilities and Stockholders' Equity                                  $   15,223
                                                                                     ==========


                                    -MORE-

NRGX Announces Second Quarter Results
Page 4
August 14, 2006



                                                  NEUROLOGIX, INC.
                                           (A Development Stage Company)
                                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (UNAUDITED)
                             (Amounts in thousands, except share and per share amounts)

                                                                                                         For the
                                                                                                          period
                                                                                                          2/12/99
                                                      Three Months Ended         Six Months Ended       (inception)
                                                           June 30,                  June 30,             through
                                                   ------------------------  ------------------------
                                                      2006          2005         2006         2005        6/30/06
                                                   -----------  -----------  -----------  -----------   -----------

Operating expenses:
    Research and development                       $       982  $       876   $    1,529   $    1,313   $     9,002
    General and administrative expenses                    776          775        1,746        1,269         8,298
                                                   -----------  -----------  -----------  -----------   -----------
Loss from operations                                    (1,758)      (1,651)      (3,275)      (2,582)      (17,300)
                                                   -----------  -----------  -----------  -----------   -----------

Other income (expense):
    Dividend, interest and other income                    104           58          128           93           443
    Interest expense-related parties                        (1)          (1)          (2)          (2)         (411)
                                                   -----------  -----------  -----------  -----------   -----------
    Other income (expense), net                            103           57          126           91            32
                                                   -----------  -----------  -----------  -----------   -----------
Net loss                                                (1,655)      (1,594)      (3,149)      (2,491)  $   (17,268)
                                                                                                        ===========

Preferred stock dividends and charge for
    accretion of beneficial conversion rights           (2,771)           -       (2,771)           -
                                                   -----------  -----------  -----------  -----------
Net loss applicable to common stock                $    (4,426) $    (1,594)  $   (5,920)  $   (2,491)
                                                   ===========  ===========  ============ ===========

Net loss applicable to common
    stock per share, basic and diluted             $     (0.17) $     (0.06)  $    (0.22)       (0.10)
                                                   ============ ============ ============ ============

Weighted average common shares
    outstanding, basic and diluted                  26,542,924   25,980,353   26,542,924   24,839,303
                                                   ============ ===========  ===========  ============

                                                       -END-
